Exhibit 5.1

MATTHEW T. BROWNE

(858) 550-6045

mbrowne@cooley.com

August 2, 2007

Verenium Corporation

55 Cambridge Parkway

Cambridge, MA 02142

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Verenium Corporation (the “Company”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the registration of an aggregate of 10,257,304 shares of the Company’s Common Stock (the “Shares”), including (i) 9,750,000 shares issuable pursuant to the Company’s 2007 Equity Incentive Plan (the “2007 Plan”); (ii) 496,693 shares issuable pursuant to the Celunol Corp. (formerly known as BC International Corporation) 2006 Equity Incentive Plan (the “2006 Plan”); (iii) 8,826 shares issuable pursuant to the Celunol Corp. (formerly known as BC International Corporation) 2004 Equity Incentive Plan (the “2004 Plan”); (iv) 1,729 shares issuable pursuant to the Celunol Corp. (formerly known as BC International Corporation) 1998 Stock Plan (the “1998 Plan”); and (v) 56 shares issuable pursuant to the Celunol Corp. Stock Option Plan for Non-Employee Directors (the “Directors’ Plan”) (the 2007 Plan, 2006 Plan, 2004 Plan, 1998 Plan and Directors’ Plan are referred to collectively herein as the “Plans”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Plans, the Company’s Amended and Restated Certificate of Incorporation, as amended, its Amended and Restated Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

Verenium Corporation

August 2, 2007

Page Two

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley Godward Kronish LLP

By:	/s/ Matthew T. Browne
Matthew T. Browne

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM